Exhibit 99.2

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Amex: RVR)

Contact: Address: Phone:	John M. Eggemeyer, III Chief Executive Officer 6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067 (858) 756-8300	Martin J. Szumski Chief Financial Officer 6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067 (858) 759-6057

August 31, 2009

WHITE RIVER CAPITAL, INC. ANNOUNCES
DEPARTURE OF PRESIDENT AND COO, MARK R. RUH

Rancho Santa Fe, California . . . White River Capital, Inc. (NYSE Amex: RVR) (“White River”) today announced the departure of Mark R. Ruh as White River’s President, Chief Operating Officer, and Secretary, effective as of today.  In connection with Mr. Ruh’s departure, he also stepped-down today as a director of White River.

John Eggemeyer, White River’s Chief Executive Officer, stated, “On behalf of the board of directors and everyone at White River, I would like to express sincere thanks and appreciation to Mark for his many contributions to White River over the years, especially with regard to his significant efforts and success in the formation of White River in 2004 and 2005, and during the wind-down of Union Acceptance Company.  Mark has played an integral role over the years in our company’s success and has all of our best wishes for the future.”

Mr. Ruh has served as the President and Chief Operating Officer and as a director of White River since 2004, and has served as the President of White River’s wholly-owned subsidiary, Union Acceptance Company, LLC, since 2003.  He also served as Union Acceptance Company’s Chief Financial Officer from 2003 to 2005.  White River does not currently intend to fill the executive officer or director positions vacated by Mr. Ruh.

ABOUT WHITE RIVER, INC.

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 21 states – Alaska, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $109.3 million at June 30, 2009.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $0.3 million in non-prime auto receivables, as of June 30, 2009.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2008,
o	its Proxy Statement on Schedule 14A dated April 29, 2009, and
o	its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

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